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                                                                      EXHIBIT 25
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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                            ------------------------

                                    FORM T-1

                            STATEMENT OF ELIGIBILITY
                    UNDER THE TRUST INDENTURE ACT OF 1939 OF
                   A CORPORATION DESIGNATED TO ACT AS TRUSTEE

                            ------------------------

              CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY OF
                    A TRUSTEE PURSUANT TO SECTION 305(b)(2)

                            ------------------------

                            THE CHASE MANHATTAN BANK

              (Exact name of trustee as specified in its charter)

                     NEW YORK                                           13-4994650
             (State of incorporation                                 (I.R.S. employer
             if not a national bank)                               identification No.)

                 270 PARK AVENUE
                NEW YORK, NEW YORK                                        10017
     (Address of principal executive offices)                           (Zip Code)

                               William H. McDavid
                                General Counsel
                                270 Park Avenue
                            New York, New York 10017
                              Tel: (212) 270-2611
           (Name, address and telephone number of agent for service)

                            ------------------------

                              TEXACO CAPITAL INC.
              (Exact name of obligor as specified in its charter)

                     DELAWARE                                           51-0271861
         (State or other jurisdiction of                             (I.R.S. employer
          incorporation or organization)                           identification No.)

             2000 WESTCHESTER AVENUE
              WHITE PLAINS, NEW YORK                                      10650
     (Address of principal executive offices)                           (Zip Code)

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                                DEBT SECURITIES
                      (Title of the indenture securities)

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                                    GENERAL

ITEM 1. GENERAL INFORMATION.

    Furnish the following information as to the trustee:

    (a) Name and address of each examining or supervising authority to which it is subject.

        New York State Banking Department, State House, Albany, New York 12110.

        Board of Governors of the Federal Reserve System, Washington, D.C.,
    20551

        Federal Reserve Bank of New York, District No. 2, 33 Liberty Street, New York, N.Y.

        Federal Deposit Insurance Corporation, Washington, D.C., 20429.

    (b) Whether it is authorized to exercise corporate trust powers.

        Yes.

ITEM 2. AFFILIATIONS WITH THE OBLIGOR.

    If the obligor is an affiliate of the trustee, describe each such affiliation.

    None.

                                       2
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Item 16. List of Exhibits

    List below all exhibits filed as a part of this Statement of Eligibility.

    1. A copy of the Articles of Association of the Trustee as now in effect, including the Organization Certificate and the Certificates of Amendment dated February 17, 1969, August 31, 1977, December 31, 1980, September 9, 1982, February 28, 1985, December 2, 1991 and July 10, 1996 (see Exhibit 1 to Form T-1 filed in connection with Registration Statement No. 333-06249, which is incorporated by reference).

    2. A copy of the Certificate of Authority of the Trustee to Commence Business (see Exhibit 2 to Form T-1 filed in connection with Registration Statement No. 33-50010, which is incorporated by reference. On July 14, 1996, in connection with the merger of Chemical Bank and The Chase Manhattan Bank (National Association), Chemical Bank, the surviving corporation, was renamed The Chase Manhattan Bank).

    3. None, authorization to exercise corporate trust powers being contained in the documents identified above as Exhibits 1 and 2.

    4. A copy of the existing By-Laws of the Trustee (see Exhibit 4 to Form T-1 filed in connection with Registration Statement No. 333-06249, which is incorporated by reference).

    5. Not applicable.

    6. The consent of the Trustee required by Section 321(b) of the Act (see
Exhibit 6 to Form T-1 filed in connection with Registration Statement No. 33-50010, which is incorporated by reference. On July 14, 1996, in connection with the merger of Chemical Bank and The Chase Manhattan Bank (National Association), Chemical Bank, the surviving corporation, was renamed The Chase Manhattan Bank).

    7. A copy of the latest report of condition of the Trustee, published pursuant to law or the requirements of its supervising or examining authority.

    8. Not applicable.

    9. Not applicable.

                                   SIGNATURE

    Pursuant to the requirements of the Trust Indenture Act of 1939 the Trustee, The Chase Manhattan Bank, a corporation organized and existing under the laws of the State of New York, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of New York and State of New York, on the 27TH DAY of JANUARY, 1999.

                                THE CHASE MANHATTAN BANK

                                By:            /s/ RONALD J. HALLERAN
                                     -----------------------------------------
                                                 Ronald J. Halleran
                                               SECOND VICE PRESIDENT

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                             EXHIBIT 7 TO FORM T-1

                                BANK CALL NOTICE

                             RESERVE DISTRICT NO. 2
                      CONSOLIDATED REPORT OF CONDITION OF

                            THE CHASE MANHATTAN BANK
                  OF 270 PARK AVENUE, NEW YORK, NEW YORK 10017
                     AND FOREIGN AND DOMESTIC SUBSIDIARIES,
                    A MEMBER OF THE FEDERAL RESERVE SYSTEM,

                AT THE CLOSE OF BUSINESS SEPTEMBER 30, 1998, IN
        ACCORDANCE WITH A CALL MADE BY THE FEDERAL RESERVE BANK OF THIS DISTRICT PURSUANT TO THE PROVISIONS OF THE FEDERAL RESERVE ACT.

                                                                                                    DOLLAR AMOUNTS
                                                                                                     IN MILLIONS
                                                                                                    --------------
                                                      ASSETS
Cash and balances due from depository institutions:
  Noninterest-bearing balances and currency and coin..............................................    $   11,951
  Interest-bearing balances.......................................................................         4,551
Securities:
Held to maturity securities.......................................................................         1,740
Available for sale securities.....................................................................        48,537
Federal funds sold and securities purchased under agreements to resell............................        29,730
Loans and lease financing receivables:
  Loans and leases, net of unearned income........................................................    $  127,379
  Less: Allowance for loan and lease losses.......................................................         2,719
  Less: Allocated transfer risk reserve...........................................................             0
                                                                                                    --------------
  Loans and leases, net of unearned income, allowance, and reserve................................       124,660
Trading Assets....................................................................................        51,549
Premises and fixed assets (including capitalized leases)..........................................         3,009
Other real estate owned...........................................................................           272
Investments in unconsolidated subsidiaries and associated companies...............................           300
Customers' liability to this bank on acceptances outstanding......................................         1,329
Intangible assets.................................................................................         1,429
Other assets......................................................................................        13,563
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TOTAL ASSETS......................................................................................    $  292,620
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

                                       4
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
                                                                                                    DOLLAR AMOUNTS
                                                                                                     IN MILLIONS
                                                                                                    --------------
                                                   LIABILITIES
Deposits
  In domestic offices.............................................................................    $   98,760
  Noninterest-bearing.............................................................................    $   39,071
  Interest-bearing................................................................................        59,689
  In foreign offices, Edge and Agreement, subsidiaries and IBF's..................................        75,403
  Noninterest-bearing.............................................................................    $    3,877
  Interest-bearing................................................................................        71,526
Federal funds purchased and securities sold under agreements to repurchase........................        34,471
Demand notes issued to the U.S. Treasury..........................................................         1,000
Trading liabilities...............................................................................        41,589
Other borrowed money (includes mortgage indebtedness and obligations under capitalized leases):
  With a remaining maturity of one year or less...................................................         3,781
  With a remaining maturity of more than one year. through three years............................           213
  With a remaining maturity of more than three years..............................................           104
Bank's liability on acceptances executed and outstanding..........................................         1,329
Subordinated notes and debentures.................................................................         5,408
Other liabilities.................................................................................        12,041
TOTAL LIABILITIES.................................................................................       274,099
                                                                                                    --------------
                                                  EQUITY CAPITAL
Perpetual preferred stock and related surplus.....................................................             0
Common stock......................................................................................         1,211
Surplus (exclude all surplus related to preferred stock)..........................................        10,441
Undivided profits and capital reserves............................................................         6,287
Net unrealized holding gains (losses) on available-for-sale securities............................           566
Cumulative foreign currency translation adjustments...............................................            16
TOTAL EQUITY CAPITAL..............................................................................        18,521
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TOTAL LIABILITIES AND EQUITY CAPITAL..............................................................    $  292,620
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    I, Joseph L. Sclafani, E.V.P. & Controller of the above-named bank, do hereby declare that this Report of Condition has been prepared in conformance with the instructions issued by the appropriate Federal regulatory authority and is true to the best of my knowledge and belief.

                               JOSEPH L. SCLAFANI

    We, the undersigned directors, attest to the correctness of this Report of Condition and declare that it has been examined by us, and to the best of our knowledge and belief has been prepared in conformance with the in-structions issued by the appropriate Federal regulatory authority and is true and correct.

                                          WALTER V. SHIPLEY     )

                                          THOMAS G. LABRECQUE        ) DIRECTORS

                                                            WILLIAM B. HARRISON,
                                                            JR. )

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